                                                                     Exhibit 3.1

                           ARTICLES OF INCORPORATION
                                      OF
                           SAN MATEO COUNTY BANCORP


ONE:      NAME.
---

               The name of the corporation is San Mateo County Bancorp.

TWO:      PURPOSE.
---

               The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporation Code.

THREE:    AGENT FOR SERVICE OF PROCESS.
-----

               The name and address of the corporation's initial agent for service of process is: Fred R. Brinkop, 500 Allerton Street, Redwood City, CA 94063.

FOUR:     AUTHORIZED STOCK.
----

               (a) The corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock", respectively. The number of shares of Preferred Stock authorized to be issued is 4,000,000 and the number of shares of Common Stock authorized to be issued is 6,000,000.

               (b) The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

          IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the sole incorporator of this corporation, has executed these Articles of Incorporation.


                                      /s/ Fred R. Brinkop
                                      --------------------------
                                      Fred R. Brinkop
                                      Sole Incorporator

          The undersigned declares under penalty or perjury that h is the person who executed these Articles of Incorporation and that this instrument is the act and dead of the undersigned.

          Executed this 7 day of Nov, 1984, at San Francisco, California.


                                      /s/ Fred R. Brinkop
                                      --------------------------
                                      Fred R. Brinkop

                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                           SAN MATEO COUNTY BANCORP

     Leo D. Taylor and Douglas S. McGlashan hereby certify that:

     1. They are the President and Secretary, respectively, of SAN MATEO COUNTY BANCORP, a California corporation.

     2. The Articles of Incorporation of this corporation are amended to add the following Article Five:

"FIVE:  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS.
 ----

         (a)  Limitation of Directors' Liability. The liability of the directors
              ----------------------------------
of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         (b)  Indemnification of Corporate Agents. The corporation is authorized
              -----------------------------------
to provide indemnification of its agents (as defined in Section 317 of the California General Corporation Law) for breach of their duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by such
Section 317, subject to the limits on such excess indemnification set forth in
Section 204 of the California General Corporation Law.

         (c)  Repeal or Modification. Any repeal or modification of the
              ----------------------
foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of the corporation relating to acts or omissions occurring prior to such repeal or modification."

                                      1.

     3. The foregoing Certificate of Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing Certificate of Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the California General Corporation Law. The total number of outstanding shares of capital stock of the corporation is 347,675 shares of Common Stock. The number of shares voting in favor of the Certificate of Amendment of Articles of Incorporation equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment of Articles of Incorporation are true of our own knowledge.

     Executed at San Mateo, California this 21st day of June, 1988.
                                            ----        ----


                                                 /s/ Leo D. Taylor
                                                 -------------------------------
                                                 Leo D. Taylor, President



                                                 /s/ Douglas S. McGlashan
                                                 -------------------------------
                                                 Douglas S. McGlashan, Secretary



                                       2.

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION

Owen D. Conley and Robert M. Lubin certify that:

1. They are the Chairman of the Board and Secretary, respectively, of San Mateo County Bancorp, a California corporation.


2. Article One of the articles of incorporation of this corporation is amended to read as follows:

    "The name of this corporation shall be Mid-Peninsula Bancorp."

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.


4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of common stock of the corporation is 465,369. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. There are no shares of preferred stock outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  October 3, 1994
                                          /s/ OWEN D. CONLEY
                                              ---------------------------
                                              Owen D. Conley
                                              Chairman of the Board

                                          /s/ ROBERT M. LUBIN
                                              ---------------------------
                                              Robert M. Lubin
                                              Secretary

                               MERGER AGREEMENT

     THIS MERGER AGREEMENT (the "Merger Agreement") is made and entered into as of November 15, 1996, by and between MID-PENINSULA BANCORP, a California corporation ("Mid-Peninsula"), and CUPERTINO NATIONAL BANCORP, a California corporation ("Cupertino").

                                   RECITALS

      A. Mid-Peninsula is a corporation duly organized, validly existing and doing business in good standing under the laws of the State of California with authorized capital stock of six million (6,000,000) shares of no par value common stock of which, on the date hereof, there are One Million, Six Hundred Thirty-Seven Thousand, Five Hundred Ninety-Three (1,637,593) shares issued and outstanding (individually, a "Mid-Peninsula Share" and together the "Mid-Peninsula Shares") and four million (4,000,000) shares of preferred stock of which, on the date hereof, there are no shares issued and outstanding.

     B. Cupertino is a corporation duly organized, validly existing and doing business in good standing under the laws of the State of California with authorized capital stock of six million (6,000,000) shares of no par value common stock of which, on the date hereof, there are One Million Nine Hundred Five Thousand, Nine Hundred Fifty-Eight (1,905,958) shares issued and outstanding (individually a "Cupertino Share" and together the "Cupertino Shares") and 4,000,000 shares of preferred stock of which, on the date hereof, there are no shares issued and outstanding.

     C. Mid-Peninsula and Cupertino have entered into a Second Amended Agreement and Plan of Reorganization and Merger, dated August 20, 1996 (the "Agreement"), which contemplates the merger of Cupertino with and into Mid-Peninsula (the "Merger") upon and in accordance with the terms and conditions set forth in the Agreement and this Merger Agreement.

     D. The respective Boards of Directors of Mid-Peninsula and Cupertino deem it desirable and in the best interests of Mid-Peninsula and Cupertino and their respective shareholders that Cupertino be merged with and into Mid-Peninsula as provided in the Agreement and this Merger Agreement pursuant to the laws of the State of California and that Mid-Peninsula change its name to Greater Bay Bancorp ("Bancorp") which shall be the surviving corporation ("Surviving Corporation").

     E. The respective Boards of Directors of Mid-Peninsula and Cupertino have adopted resolutions approving this Merger Agreement and the Agreement and have recommended that the Merger be approved by the shareholders of their respective corporations.

     F. The respective shareholders of each of Mid-Peninsula and Cupertino, at meetings duly held, have duly approved and adopted this Merger Agreement, the Agreement and approved the Merger.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of the Merger, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE MERGER
                                  ----------

     1.1  Effect of Merger.  At the Effective Time of the Merger (as defined in
          ----------------
Article VII hereof), Cupertino shall be merged with and into Mid-Peninsula, Mid-Peninsula shall change its name to Greater Bay Bancorp, which shall thereupon be the Surviving Corporation, and the separate corporate existence of Cupertino shall cease.

     1.2 Rights and Duties of Surviving Corporation. At and after the Effective
         ------------------------------------------
Time of the Merger, all rights, privileges, powers and franchises and all property and assets of every kind and description of Cupertino shall be vested in and be held and enjoyed by Bancorp as the Surviving Corporation, without further act or deed; all the estates and interests of every kind of Cupertino, including all debts due to it, shall be as effectively the property of Bancorp as the Surviving Corporation as they were of Cupertino; the title to any real estate vested by deed or otherwise in Cupertino shall not revert or be in any way impaired by reason of the Merger; and Bancorp shall be deemed to be the same entity as each of Cupertino and Mid-Peninsula and shall be subject to all of their duties and liabilities of every kind and description. All rights of creditors and liens upon any property of Mid-Peninsula or Cupertino shall be preserved unimpaired and all debts, liabilities and duties of Mid-Peninsula or Cupertino shall be the debts, liabilities and duties of Bancorp as the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

                                  ARTICLE II
                             CONVERSION OF SHARES
                             --------------------

     2.1  Conversion of Shares.  In and by virtue of the Merger and at the
          --------------------
Effective Time of the Merger, pursuant to this Merger Agreement, each Mid-Peninsula Share and each Cupertino Share issued and outstanding immediately prior to the Effective time of the Merger shall, at the Effective Time of the Merger, be converted.

          a. Effect on Mid-Peninsula Shares. At the Effective Time of the
             ------------------------------
Merger, each Mid-Peninsula Share issued and outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, remain issued and outstanding and shall automatically and for all purposes be deemed to represent one share of the common stock, without par value, of Bancorp as the Surviving Corporation ("Bancorp Shares").

          b.  Conversion of Cupertino Shares.  At the Effective Time of the
              ------------------------------
Merger, each Cupertino Share outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for and converted into .81522 (the "Conversion Ratio") of a Bancorp Share. From and after the Effective Time of the Merger, each holder of Cupertino Shares immediately prior to the Effective Time of the Merger (other than holders of Dissenting Shares, as defined below) shall have the right to receive, upon surrender of the certificates theretofore representing such Cupertino Shares, one or more certificates representing shares of Bancorp Shares equal to the number of Cupertino Shares represented by each surrendered certificate multiplied by the Conversion Ratio.

     2.2 Fractional Shares. No fractional Bancorp Shares shall be issued in the
         -----------------
Merger. In lieu thereof, each record holder of Cupertino Shares who would otherwise be entitled to receive a fractional Bancorp Share shall receive, subject to prior surrender of certificates representing Cupertino Shares, an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying the average of the bid and asked prices quoted by each brokerage firm acting as a market maker of Mid-Peninsula Shares for a Mid-Peninsula Share for each of the twenty (20) consecutive trading days up to and including the last business day of the calendar month end immediately prior to the Closing Date (as defined in the Agreement), by the fraction of a Bancorp Share to which such holder would otherwise be entitled. No such holder shall be entitled to dividends, voting rights, interest, or any other rights in respect of any such fractional share.

     2.3 Exchange Procedures.
         -------------------

          a. At and after the Effective Time of the Merger, Mid-Peninsula will deliver or cause to be delivered to U.S. Stock Transfer Corporation, which shall serve as exchange agent (the "Exchange Agent"), such number of blank certificates representing Bancorp Shares sufficient to issue the number of Bancorp Shares issuable in the Merger and an amount of cash sufficient for payment of any fractional shares.

          b. As soon as practicable after the Effective Time of the Merger, the Exchange Agent will send written notice of exchange procedures to each record holder of certificates representing Cupertino Shares converted pursuant to
Section 2.1(b) of this Merger Agreement.

          c. Upon surrender for cancellation to the Exchange Agent of one or more certificates evidencing Cupertino Shares ("Cupertino Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall promptly deliver to each holder of such surrendered Cupertino Certificates one or more new certificates representing the appropriate number of Bancorp Shares ("Bancorp Certificates") to which such holder is entitled, together with one or more checks for payment of cash in lieu of fractional interests to be issued in respect of the Cupertino Shares so surrendered.

          d. Until Cupertino Certificates have been surrendered and exchanged for Bancorp Certificates as herein provided, each outstanding Cupertino Certificate shall represent, on and after the Effective Time of the Merger, the right to receive the number of Bancorp Shares into which the number of Cupertino Shares shown thereon have been converted. No dividends or other distributions of any kind which are declared payable to holders of record of the Bancorp

Shares after the Effective Time of the Merger will be paid to persons otherwise entitled to receive the same until such persons have surrendered their Cupertino Certificates in exchange for Bancorp Certificates in the Manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time of the Merger, will be paid to such persons in accordance with the terms of such Bancorp Shares. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

         e. No. transfer taxes shall be payable by any holder of Cupertino Shares in respect of the issuance of Bancorp Certificates for Bancorp Shares, except that if any Bancorp Certificate for Bancorp Shares is to be issued in a name other than that in which the Cupertino Certificate surrendered shall be been registered, it shall be a condition of such issuance that the person requesting such issuance shall properly endorse the certificate or certificates and shall pay to Bancorp any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of Bancorp that such taxes have been paid or are not payable.

         f. Any Bancorp Shares delivered to the Exchange Agent and not issued pursuant hereto at the end of one (1) year from the Effective Time of the Merger shall be returned to Bancorp, in which event the persons, if any, entitled thereto shall look only to Bancorp for payment thereof.

         g. Notwithstanding anything to the contrary set forth herein, if any holder of Cupertino Shares shall be unable to surrender his or her Cupertino Certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an indemnity bond in form and substance and with surety satisfactory to Bancorp.

         h. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Bancorp Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Bancorp Shares for the account of the persons entitled thereto. All dividends or distributions, and any cash to be paid in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing Cupertino Shares and unclaimed at the end of one (1) year from the Effective Time of the Merger, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Bancorp, and after such time any holder of certificate representing Cupertino Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Bancorp for payment or delivery of such dividends or distributions or cash, as the case may be.

    2.4  Dissenting Shareholders. Notwithstanding the provisions of this
         -----------------------
Article II to the contrary, any Cupertino Shares held by persons who have satisfied the requirements of Chapter 13 of the California General Corporation Law (the "GCL") and who have not effectively withdrawn or lost their dissenters' rights under Chapter 13 (such shares being referred to as "Dissenting Shares"), shall not be converted pursuant to this Merger Agreement, but the holders thereof shall be entitled only to such rights as are afforded them by Chapter 13 of the GCL. Each dissenting shareholder who is entitled to payment for his or her Cupertino Shares pursuant to Chapter 13 of the GCL shall receive payment in an amount determined pursuant to Chapter 13 of the GCL.

                                  ARTICLE III
                           ARTICLES OF INCORPORATION
                           -------------------------

     At the Effective Time of the Merger, the Articles of Incorporation of Mid-Peninsula, as in effect immediately prior to the Effective Time of the Merger, shall be amended (a) to change its name to Greater Bay Bancorp, (b) to establish a super-majority vote requirement of the Board of Directors equal to a two-thirds vote on certain matters, and (c) to limit the liability of the directors and provide expanded indemnification rights of agents of the
Surviving Corporation to the maximum extent permitted by law, as set forth in
Exhibit I attached hereto and incorporated herein by this reference, and, as so
---------
amended, shall hereto and incorporated herein by this reference, and, as amended, shall be the Articles of Incorporation of Bancorp as the Surviving Corporation from and after the Effective Time of the Merger until amended in accordance with its provisions and as provided by law.

                                  ARTICLE IV
                                    BYLAWS
                                    ------

     At the Effective Time of the Merger, the Bylaws of Mid-Peninsula as in effect immediately prior to the Effective time of the Merger shall be amended
(a) to provide for a range in the number of authorized directors of not less than seven (7) and not more than thirteen (13), with the exact number of directors fixed at ten (10); and (b) to require a two-thirds (2/3rds vote of the Board of Directors of Bancorp to approve certain matters affecting Bancorp, including (i) a merger, sale of control or sale of material assets of Bancorp,
(ii) acquisitions by Bancorp, (iii) creation of new business units of Bancorp or its subsidiaries, (iv) material changes in operating budgets of Bancorp or its subsidiaries, (v) material changes in the business organization or organizational structure of Bancorp or its subsidiaries, (vi) termination of any executive officer or senior officer appointed to the Executive Management Committee of Bancorp, and (vii) any change in the authorized range of directors; and, as so amended, the Bylaws of Mid-Peninsula shall, at and after the Effective Time of the Merger, be the Bylaws of Bancorp as the Surviving Corporation until further amended as provided by law.

                                   ARTICLE V
                                   DIRECTORS
                                   ---------

     At the Effective Time of the Merger, the Board of Directors of Bancorp as the Surviving Corporation shall consist of five (5) members appointed by the Board of Directors of Mid-Peninsula and five (5) members appointed by the Board of Directors of Cupertino, in each case as designated in the Agreement. Such persons shall serve as the Directors of the Surviving Corporation until such time as their successors have been duly elected and qualified.

                                  ARTICLE VI
                                FURTHER ACTION
                                --------------

        The parties shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the parties, to effectuate the transactions set forth in this Merger Agreement. If, at any time after the Effective Time of the Merger, Bancorp as the Surviving Corporation or its successors or assigns shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to further effectuate the transactions set forth herein or contemplated hereby, the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

                                  ARTICLE VII
                         EFFECTIVE TIME OF THE MERGER
                         ----------------------------

     The Merger will become effective upon the filing, in accordance with
Section 1103 of the GCL, of an executed copy of this Merger Agreement and all other requisite accompanying certificates in the office of the California Secretary of State. The date and time of such filing with the California Secretary of State is referred to herein as the "Effective Time of the Merger."

                                 ARTICLE VIII
                             CONDITIONS TO MERGER
                             --------------------

     The filing of this Merger Agreement with the California Secretary of State as provided in Article VII above is conditioned upon the fulfillment, prior to such filing, of all the conditions to the Merger set forth in the Agreement.

                                  ARTICLE IX
                                  TERMINATION
                                  -----------

     This Merger Agreement may, by the mutual consent and action of the Boards of Directors of Mid-Peninsula and Cupertino, be abandoned at any time before or after approval thereof by the shareholders of Mid-Peninsula and Cupertino, but not later than the filing of this Merger Agreement with the California Secretary of State pursuant to Section 1103 of the GCI. This Merger Agreement shall automatically be terminated and of no further force and effect if, prior to the filing of an executed copy hereof with the California Secretary of State as provided in Article VII hereof, the Agreement is terminated in accordance with the terms thereof.

                                   ARTICLE X
                              GENERAL PROVISIONS
                              ------------------

     10.1 Successors and Assigns. This Merger Agreement shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Merger Agreement may not be assigned by any party without the written consent of the other parties.

     10.2  Governing Law.  This Merger Agreement has been executed in the State
           -------------
of California, and the laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

     10.3  Amendments.  This Agreement, when duly executed and delivered, may
           ----------
be modified or amended by action of the Board of Directors of Mid-Peninsula and Cupertino to the extent permitted by law without action by their respective shareholders. This Merger Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     10.4  Entire Agreement.  This Merger Agreement and the Agreement,
           ----------------
together with all exhibits hereto and thereto and all documents referenced herein and therein, constitute the entire agreement of Mid-Peninsula and Cupertino, and supersede any prior written or oral negotiations, discussions, understandings and agreements between them, concerning the subject matter contained herein and therein.

     10.5  Counterparts.  This Merger Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, Mid-Peninsula and Cupertino, pursuant to the approval and authority duly given by resolution of their respective Boards of Directors, have caused this Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.

CUPERTINO NATIONAL BANCORP,                    MID-PENINSULA BANCORP,
a California corporation                       a California corporation



By /s/ C. Donald Allen                         By /s/ David L. Kalkbrenner
  ----------------------------                   -----------------------------
  C. Donald Allen, President                     David L. Kalkbrenner, President
  and Chief Executive Officer                    and Chief Executive Officer


By /s/ Steven C. Smith                         By /s/ Warren R. Thoits
  ----------------------------                   -----------------------------
  Steven C. Smith, Secretary                     Warren R. Thoits, Secretary

                                   EXHIBIT 1
                                   ---------

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                      OF
                             MID-PENINSULA BANCORP

     1. Article One of the Articles of Incorporation is amended to read as follows:

            "ONE: NAME.
             ---

                  The name of the corporation is Greater Bay Bancorp."

     2. Article Five of the Articles of Incorporation is amended to read as follows:

            "FIVE DIRECTOR LIABILITY; INDEMNIFICATION OF AGENTS.
             ----

            (a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            (b) The indemnification of an agent [as defined in California Corporations Code section 317(a)] of this corporation, whether by bylaws, agreement or otherwise, for breach of duty to this corporation and its stockholders, may, to the extent not prohibited under California Corporations
Code sections 317 and 204(a)     , exceed the indemnification otherwise
permitted by section 317 of the Corporations Code."

     3. The following Article Six is added to the Articles of Incorporation:

            "SIX: SUPER-MAJORITY VOTING BY DIRECTORS.
             ---

                  The vote of not less than two-thirds of all members of the board of directors shall be required to approve any of the following types of matters affecting the corporation.

            (a) Any merger, sale of control or sale of material assets of the corporation.
            (b) Any material acquisition by the corporation.
            (c) The creation of any new business unit of the corporation or any subsidiary of the corporation.
            (d) Any operating budget, or any material change therein, of the corporation or any subsidiary of the corporation.
            (e) Any material change in the business organization or organizational structure of the corporation or any subsidiary of the corporation.
            (f) Termination of the employment of any executive or senior officer appointed to the Executive Management Committee of the corporation.
            (g) Any change in the authorized range of the number of directors of the corporation."

                            Certificate of Officers
                       Pursuant to Section 1103 of the
                         California Corporations Code

                             Mid-Peninsula Bancorp


     David L. Kalkbrenner and Carol H. Rowland certify that:

     1. They are the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Mid-Peninsula Bancorp.

     2. This certificate is attached to the Merger Agreement dated as of November 15, 1996, providing for the merger of Mid-Peninsula Bancorp and Cupertino National Bancorp, with Mid-Peninsula Bancorp being the surviving corporation of the merger and changing its name to Greater Bay Bancorp.

     3. The Merger Agreement in the form attached has been approved by the Board of Directors of the Corporation.

     4. The principal terms of the Merger Agreement in the form attached were approved by the corporation by the vote of a number of shares of each class entitled to vote on the merger which equaled or exceeded the vote required, such classes, the total number of outstanding shares of each class entitled to vote on the merger and the percentage vote required of each class being as follows:

Name of Class     Shares Outstanding      Vote Required
-------------     ------------------      -------------
Common Stock      1,637,593               Majority of shares outstanding

     IN WITNESS WHEREOF, the undersigned have executed this certificate on November 15, 1996.


     /s/ DAVID L. KALKBRENNER             /s/ CAROL H. ROWLAND
     --------------------------           --------------------------
     David L. Kalkbrenner                 Carol H. Rowland
     Chief Executive Officer              Chief Financial Officer


     The undersigned, Chief Executive Officer and Chief Financial Officer, respectively, of Mid-Peninsula Bancorp, a California corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his or her own knowledge.

     Executed at Palo Alto, California on November 15, 1996.


     /s/ DAVID L. KALKBRENNER             /s/ CAROL H. ROWLAND
     --------------------------           --------------------------
     David L. Kalkbrenner                 Carol H. Rowland
     Chief Executive Officer              Chief Financial Officer

                            Certificate of Officers
                       Pursuant to Section 1103 of the
                         California Corporations Code

                          Cupertino National Bancorp


     C. Donald Allen and Heidi R. Wulfe certify that:

     1. They are the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Cupertino National Bancorp.

     2. This certificate is attached to the Merger Agreement dated as of November 15, 1996, providing for the merger of Cupertino National Bancorp with and into Mid-Peninsula Bancorp, with Mid-Peninsula Bancorp being the surviving corporation of the merger and changing its name to Greater Bay Bancorp.

     3. The Merger Agreement in the form attached has been approved by the Board of Directors of the corporation.

     4. The principal terms of the Merger Agreement in the form attached were approved by the corporation by the vote of a number of shares of each class entitled to vote on the merger which equaled or exceeded the vote required, such classes, the total number of outstanding shares of each class entitled to vote on the merger and the percentage vote required of each class being as follows:

Name of class     Shares Outstanding      Vote Required
-------------     ------------------      -------------
Common Stock      1,905,958               Majority of shares outstanding

     IN WITNESS WHEREOF, the undersigned have executed this certificate on November 15, 1996.


     /s/ C. Donald Allen                  /s/ Heidi R. Wulfe
     --------------------------           --------------------------
     C. Donald Allen                      Heidi R. Wulfe
     Chief Executive Officer              Chief Executive Officer


     The undersigned, Chief Executive Officer and Chief Executive Officer, respectively, of Cupertino National Bancorp, a California corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his or her own knowledge.

     Executed at Cupertino, California on November 15, 1996.


     /s/ C. Donald Allen                  /s/ Heidi R. Wulfe
     --------------------------           --------------------------
     C. Donald Allen                      Heidi R. Wulfe
     Chief Executive Officer              Chief Executive Officer

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION

David L. Kalkbrenner and Steven C. Smith verify that:

1. They are the President and Chief Executive Officer and the Assistant Secretary, respectively, of GREATER BAY BANCORP, a California corporation.

2. The Articles of Incorporation of this corporation are amended by adding thereto a new Article SEVEN to read as follows:

     "SEVEN. ELIMINATION OF CUMULATIVE VOTING.

     No holder of any class of stock of the corporation shall be entitled to cumulate votes at any election of directors of the corporation."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation entitled to vote with respect to the amendment is 3,300,827. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our own knowledge.

DATE: May 9, 1997

                                            /s/ David L. Kalkbrenner
                                            ------------------------------------
                                            David L. Kalkbrenner, President and
                                              Chief Executive Officer

                                            /s/ Steven C. Smith
                                            ------------------------------------
                                            Steven C. Smith, Assistant Secretary